Exhibit 99.1

        Gladstone Commercial Corporation Announces the Financial Results
                   for the First Quarter Ended March 31, 2004

    MCLEAN, Va., May 10 /PRNewswire-FirstCall/ -- Gladstone Commercial Corp. (Nasdaq: GOOD) (the "Company") announces financial results for the first quarter ended March 31, 2004. Net loss for the period was $193,305 or $0.03 per basic and diluted weighted average common share compared to March 31, 2003 at $10,549 or $0.20 per basic and diluted weighted average common share. Our initial public offering took place in August of 2003 and therefore, the financial statements at March 31, 2003 are not an accurate basis for comparison. Total assets were $105,658,571 for the first quarter ended March 31, 2004 as compared to $105,061,370 at fiscal year ended December 31, 2003. Funds from operations (FFO) were a loss of $113,975 or $0.01 per diluted weighted average common share for the quarter ended March 31, 2004.

    "The first quarter shows a growing portfolio. We now own two leased buildings and we have one mortgage loan outstanding as of the quarter end. Since the quarter ended, we purchased one additional leased building for $9.3 million. We currently have a very strong backlog of investment opportunities and are aggressively seeking to close many of those transactions for our second quarter. Due to the good backlog, we are beginning our search for a lender to provide us with a line of credit so that after we use the proceeds from the initial public offering, we can borrow funds to continue buying leased real estate. We are optimistic about the next six months."

    The financial statements are without footnotes so readers should obtain and carefully review our Form 10-Q for the period ended March 31, 2004, including the footnotes to the financial statements contained therein. We have filed this Form 10-Q today with the Securities and Exchange Commission ('SEC') which can be retrieved at the SEC website at www.SEC.gov or the web site for Gladstone Commercial at www.GladstoneCommercial.com. A paper copy can be obtained by writing to us at 1616 Anderson Road, McLean, VA 22102.

    Gladstone Commercial will have a conference call at 11:30 am EDT, May 10, 2004. Please call 866-253-5757 and use the ID code 461640 and you will be placed on hold until the conference starts. An operator will monitor the call and set a queue for the questions. The replay number will be available two hours after the end of the call for approximately 30 days. The replay number is 888-266-2081 and use ID code 461640.

    For further information contact Chief Financial Officer, Harry Brill or Director of Shareholder Relations, Skye Breeden at 703-286-7000.




    Gladstone Commercial Corporation
    Consolidated Balance Sheet
    (Unaudited)
                                                March 31,        December 31,
                                                  2004              2003


    ASSETS
    Real estate, net                            $9,020,410        $5,436,153
    Mortgage note receivable                    11,170,000                 -
    Cash and cash equivalents                   84,667,117        99,075,765
    Restricted deposits                            205,508                 -
    Interest receivable -  mortgage note            68,261                 -
    Deferred rent receivable                        13,764                 -
    Prepaid expenses                               150,812           191,432
    Other assets                                    18,266                 -
    Lease intangibles, net of accumulated
     amortization of $14,795 and $1,208,
     respectively                                  344,433           358,020
    Total Assets                              $105,658,571      $105,061,370

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Liabilities
    Due to Adviser                                $590,410          $234,295
    Accounts payable                                24,161                 -
    Dividends payable                              917,040            76,420
    Accrued expenses                                78,105                 -
    Restricted deposits                            205,508                 -
    Rent received in advance and security
     deposits                                      210,767                 -
    Total liabilities                            2,025,991           310,715

    Commitments and contingencies

    Stockholders' Equity
    Common stock, $0.001 par value,
     20,000,000 shares authorized,
    7,642,000 shares issued and
     outstanding                                     7,642             7,642
    Additional paid-in capital                 105,052,574       105,060,304
    Distributions in excess of
     accumulated earnings                       (1,427,636)         (317,291)
    Total Stockholders' Equity                 103,632,580       104,750,655
    Total Liabilities and Stockholders'
     Equity                                   $105,658,571      $105,061,370




    Gladstone Commercial Corporation
    Consolidated Statements of Operations
    (Unaudited)
                                                               For the Period
                                             For the Three   February 14, 2003
                                              Months Ended      (Inception) to
                                                March 31,         March 31,
                                                  2004               2003

    OPERATING REVENUES:
    Rental income                            $   197,773        $        -
    Interest income - mortgage                   133,419
    Total operating revenues                     331,192


    OPERATING EXPENSES:
    Management advisory fee                      229,416                 -
    Depreciation and amortization                 79,330                 -
    General and administrative                   388,213            10,549
    Total expenses from operations               696,959            10,549

    Net loss from operations                    (365,767)          (10,549)

    INTEREST INCOME - temporary
     investments                                 172,462                 -

    NET LOSS                                 $  (193,305)       $  (10,549)

    Basic loss per share                     $     (0.03)       $    (0.20)
    Diluted loss per share                   $     (0.03)       $    (0.20)

    Weighted average shares
    outstanding - basic                        7,642,000            52,000

    Weighted average shares
    outstanding - diluted                      7,642,000            52,000




    Gladstone Commercial Corporation
    Consolidated Statement of Cash Flows                      For the Period
                                            For the Three    February 14, 2003
                                             Months Ended     (Inception) to
    (Unaudited)                               March 31,          March 31,
                                                 2004              2003
    Cash flows from operating activities:
    Net loss                                   $(193,305)        $(10,549)
    Adjustments to reconcile net loss to
     net cash provided by (used in)
     operating activities:
    Depreciation and amortization                 79,330                -
    Changes in assets and liabilities:
    Increase in mortgage interest
     receivable                                  (68,261)               -
    Decrease in prepaid expenses                  40,620                -
    Increase in other assets                     (18,266)               -
    Increase in deferred rent receivable         (13,764)               -
    Increase in due to Adviser                   356,115                -
    Increase in accounts payable                  24,161           10,549
    Increase in accrued expenses                  78,105                -
    Increase in rent received in advance
     and security deposits                       210,767                -
    Net cash provided by operating
     activities                                  495,502                -

    Cash used in investing activities:
    Real estate investment                    (3,650,000)               -
    Mortgage loan                            (11,170,000)               -
    Net cash used in investing activities    (14,820,000)               -

    Cash flow from financing activities:
    Proceeds from share issuance, net                  -           10,000
    Offering costs                                (7,730)               -
    Dividends paid                               (76,420)               -
    Net cash (used in) provided by
     financing activities                        (84,150)          10,000

    Net (decrease) increase in cash and
     cash equivalents                        (14,408,648)          10,000
    Cash and cash equivalents, beginning
     of period                                99,075,765                -
    Cash and cash equivalents, end of
     period                                  $84,667,117          $10,000



    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company and the closing of any transaction. Words such as "believes," "expects," "projects" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company's prospectus, dated August 12, 2003, as filed with the Securities and Exchange Commission on August 13, 2003. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



SOURCE  Gladstone Commercial Corporation
    -0-                             05/10/2004
    /CONTACT:  Skye Breeden of Gladstone Commercial Corporation,
+1-703-286-7000/
    /Web site:  http://www.gladstonecommercial.com/
    (GOOD)

CO:  Gladstone Commercial Corporation
ST:  Virginia
IN:  RLT
SU:  ERN CCA